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                                                      Exhibit 10.55

                      STOCKHOLDER AGREEMENT

    Stockholder Agreement (this "Agreement"), dated as of February 25, 1997, between Trefoil Capital Investors II, L.P., a Delaware limited partnership ("Trefoil II"), GE Investment Private Placement Partners II, A Limited Partnership, a Delaware limited partnership ("GEIPPPII" and, collectively with Trefoil II, the "Purchasers")), Roger Stangeland, an individual ("Stangeland" and, collectively with the Purchasers, the "Stockholders"), and The Grand Union Company, a Delaware corporation (the "Company").

                        W I T N E S S E T H:
                        --------------------

     WHEREAS, pursuant to a Stock Purchase Agreement of even date herewith (the "Purchase Agreement") by and among the Company and Stangeland, Stangeland will purchase an aggregate of 60,000 shares (the "Stangeland Shares") of Class A Convertible Preferred Stock, stated value $50.00 per share (the "Preferred Stock"), of the Company;

     WHEREAS, the Purchasers are parties to a Stockholder Agreement (the "Purchasers Stockholder Agreement"), and the Purchasers and the Company are parties to a Stock Purchase Agreement (the "Purchasers Stock Purchase Agreement") and a Registration Rights Agreement (the "Purchasers Registration Rights Agreement"), each dated as of July 30, 1996, creating certain rights and obligations among the parties thereto; and

     WHEREAS, in connection with the acquisition of the Stangeland Shares, and any other shares of the Preferred Stock and common stock, par value $1.00 per share, of the Company (the "Common Stock") paid as dividends on such Stangeland Shares (collectively with the Preferred Stock, the "Stangeland Securities"), Stangeland will have the right to participate in the registration by the Company of shares of Preferred Stock and Common Stock to be sold by the Purchasers to include all or any portion of the Stangeland Securities for public sale in the United States as provided herein (the "Stangeland Registration Rights"); and

     WHEREAS, the Stockholders wish to provide for certain arrangements with respect to their shares of Securities;

     NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

     1. Definitions. All terms defined herein in the plural form shall have correlative meanings in the singular form and vice versa. For purposes of this Agreement, the following terms shall have the respective meanings given below:

     "Securities" means shares of the Preferred Stock and Common Stock paid as dividends on shares of Preferred Stock owned by any Stockholder.

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     "Voting Stock" means the Common Stock, the Preferred
Stock and any other capital stock of the Company that is entitled to vote with the Common Stock on all matters submitted to the stockholders of the Company for voting;

     2.  Tag-Along Rights.

     (a) If, at any time, either Purchaser proposes to sell shares of Securities representing 50% or more of such Purchaser's aggregate Securities then held, in one transaction or in any series of transactions (other than through a sale of such shares in a public offering), then such party (the "Selling Party") shall notify Stangeland (the "Tag-Along Seller"), describing in such notification the material terms of the proposed sale. The Tag-Along Seller shall have the option, exercisable by written notice to the Selling Party, within ten business days after the Selling Party notifies the Tag-Along Seller of its intention to effect such sale, to require the Selling Party to provide as part of its proposed sale that the Tag-Along Seller be given the right to participate, pro rata in proportion to the respective number of shares of Securities owned by each party, in such transaction or series of transactions on the same terms and conditions (including but not limited to obligations with respect to indemnification) as the Selling Party, and, if such option is exercised by the Tag-Along Seller, the Selling Party shall not proceed with such sale unless the Tag-Along Seller is given the right so to participate.

     (b)  The provisions of this Section 2 shall
terminate on the earlier of (i) the date that Stangeland shall first own less than 30,000 shares of Preferred Stock, or (ii) date that the Purchasers shall first collectively own Securities (r) with a stated value, in the case of Preferred Stock, or (s) valued at $7.25 per share, in the case of shares of Common Stock, equal to less than an aggregate of $50,000,000; provided, however, that if on such date there shall be a sale of Securities previously commenced in which Stangeland shall have delivered written notice of his election to participate in such sale pursuant to this Section, then the provisions of this Section shall continue to apply and be enforceable until the earlier of
(x) the sale of Stangeland Shares pursuant to such transaction, or (y) the termination of such transaction by the Selling Party prior to its consummation.

     3.  Take-Along Rights.

     (a) If, at any time, either Purchaser proposes to sell shares of Securities representing 50% or more of such Purchaser's aggregate Securities then held, in one transaction or in any series of transactions (other than through a sale of such shares in a public offering) to any third party (the "Buyer"), then such party (the "Selling Party") shall have the right (the "Take-Along Right") to require Stangeland to participate, pro rata in proportion to the respective number of shares of Securities owned by each party, in such transaction or series of transactions on the same terms and conditions (including but not limited to obligations with respect to indemnification) as the Selling Party. The Selling Party shall exercise the Take-Along Right by delivering written notice thereof to Stangeland, describing in such notification the material terms of the proposed sale.

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     (b)  On the closing date of the sale of Securities
to the Buyer, the Selling Party and Stangeland shall deliver the certificates representing the Securities owned by it and him, in proper form for transfer with appropriate stock powers executed in blank attached and all documentary and transfer tax stamps affixed, against payment of the purchase price therefor. By delivering such certificates, the Selling Party and Stangeland each shall be deemed to represent and warrant that the Buyer will receive good title to the Securities transferred by them represented by such certificates, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders agreements, and voting trusts.

     (c)  The provisions of this Section 3 shall
terminate on the date that the Purchasers shall first collectively own Securities (i) with a stated value, in the case of Preferred Stock, or (ii) valued at $7.25 per share, in the case of shares of Common Stock, equal to less than an aggregate of $50,000,000; provided, however, that if on such date there shall be a sale of Securities previously commenced in which a Selling Party shall have delivered written notice of its election to require Stangeland to participate in such sale pursuant to this Section, then the provisions of this Section shall continue to apply and be enforceable until the earlier of (i) the sale of Securities to the Buyer pursuant to such transaction, or (ii) the termination of such transaction by the Selling Party prior to its consummation.

     4.   Exercise of Demand Registration Rights.

     (a) If, at any time, either Purchaser elects to request or require the Company to register all or any of the Securities then owned by such Purchaser for public sale pursuant to the Purchasers Registration Rights Agreement (whether a Demand Registration, in connection with a registration of securities for sale by the Company, or a registration on Form S-3), such party (the "Registering Party") shall notify Stangeland (the "Tag-Along Registrant") and the Tag-Along Registrant shall have the option, exercisable by written notice to the Registering Party, within ten business days after the Registering Party notifies the Tag-Along Registrant of its intention to exercise such Demand Registration Right, to require the Registering Party to provide that the Tag-Along Registrant be given the right to participate in such registration, pro rata in proportion to the respective number of shares of Securities owned by the Registering Party, the other Purchaser, if such other Purchaser has elected to participate in such registration, and the Tag-Along Registrant, and, if such option is exercised by the Tag-Along Registrant, the Registering Party shall not proceed with such registration unless the Tag-Along Registrant is given the right so to participate.

     (b) The Company and Stangeland hereby agree that if the provisions of clause (a) of this Section 4 are complied with, that the Company will include the Securities of the Tag-Along Registrant in such registration on the same terms, and subject to the same conditions, including, among other things, delays in the filing and effectiveness of the registration, reductions and allocations of Securities among participants in the registration, and the payment of registration expenses, as the terms and conditions applicable to the Purchasers pursuant to the Purchaser Registration Rights Agreement, except as may be otherwise expressly set forth herein.

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     (c)  The provisions of this Section 4 shall
terminate on the date that Stangeland shall first own less than 30,000 shares of Preferred Stock; provided, however, that if on such date there shall be a registration of Securities previously commenced in which Stangeland shall have delivered written notice of his election to participate in such registration pursuant to this Section, then the provisions of this Section shall continue to apply and be enforceable until the earlier of (i) the sale of Stangeland Shares pursuant to such registration, or (ii) the withdrawal or abandonment of such registration prior to its effectiveness.

     5. Legend on Certificates. Except as set forth herein to the contrary, the following legend shall be noted conspicuously on all certificates representing shares of Securities issued after the date hereof which are subject to the terms of this Agreement:

          The securities represented by this
     certificate have not been registered under the Securities Act of 1933 or the securities laws of any state and may not be sold or otherwise disposed of except pursuant to an effective registration statement under such
     Act and applicable state securities laws or an applicable exemption to the registration requirements of such Act or such laws.

          The Grand Union Company (the "Company")
     will furnish without charge to each
     stockholder who so requests through the
     Company's principal office, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

          The securities represented by this
     certificate are subject to restrictions on transfer, as provided in: (i) a Stockholders
     Agreement dated as of February 25, 1997 among the Company and the purchasers executing the agreement (the "Agreement"); and (ii) the Company's Certificate of Designation of Class
     A Convertible Preferred Stock Setting Forth the Powers, Preferences, Rights,
     Qualifications, Limitations and Restrictions of Such Class of Preferred Stock (the
     "Certificate"). Copies of the Agreement and the Certificate are on file with the Secretary of the Company and, upon request of any stockholder of the Company, will be made available to said stockholder.

          The securities represented by this
      certificate were issued pursuant to, and the holder hereof is entitled to certain rights and subject to certain obligations contained in, a Stockholders Agreement dated as of February 25, 1997, a copy of which is available for inspection at the principal office of the issuer hereof, and will be furnished without charge to the holder of such securities upon written request.

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      6.  Consent of Purchasers.  Each of the
Purchasers agrees to provide its consent to Stangeland's acquisition of the Stangeland Shares on the terms and conditions set forth in the Purchase Agreement and this Agreement.

      7. Election of Directors. Stangeland hereby agrees, for as long as a majority of the Board of Directors of the Company shall consist of directors designated (other than disinterested directors) by the Purchasers, that Stangeland shall not exercise any right to which Stangeland would otherwise be entitled pursuant to the Company's
Certificate of Designation of Class A Convertible Preferred
Stock Setting Forth the Powers, Preferences, Rights,
Qualifications, Limitations and Restrictions of Such Class of Preferred Stock to elect two directors voting separately as a class due to defaults in dividend payments.

      8. After Acquired Securities. The provisions of this Agreement shall apply with equal force to any additional shares of Common Stock or Preferred Stock acquired by any Stockholder during the term of this Agreement.

      9. Binding Effect.  The provisions of this
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, and personal representatives. Stangeland shall not sell, assign or otherwise transfer any interest in the Securities owned by him (other than pursuant to Sections 2, 3 or 4 hereof) unless each such transferee becomes a party to this Agreement and agrees to be bound by the terms hereof.

      10. Entire Agreement. This Agreement sets forth the entire understanding between the parties with respect to the subject matter hereof, and supersedes any existing agreements between them concerning such subject matter.

       11. Notices. Any notice under or relating to this Agreement shall be given in writing and shall be deemed sufficiently given when delivered by hand or by conformed facsimile transmission, on the second business day after a writing is consigned (freight prepaid) to a commercial overnight courier, and on the fifth business day after a writing is deposited in the mail, postage and other charges prepaid, addressed as follows:

     Trefoil II:     4444 Lakeside Drive
                     Burbank, California  91505
                     Attention:  Mr. Geoffrey T. Moore
                     Telecopy: (818) 842-3142

     with a copy to: Fried, Frank, Harris, Shriver & Jacobson
                     350 South Grand Avenue
                     Los Angeles, California 90071
                     Attention:  David K. Robbins, Esq.
                     Telecopy:  (213) 473-2222

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     GEIPPPII:       GE Investment Management Incorporated
                     3003 Summer Street
                     Stamford, Connecticut  06904
                     Attention:  Michael Pastore, Esq.
                     Telecopy: (203) 326-4177

     with a copy to: Dewey Ballantine
                     1301 Avenue of the Americas
                     New York, New York 10019
                     Attention:  William J. Phillips, Esq.
                     Telecopy:  (212) 259-6333


     Stangeland:     Roger Stangeland
                     c/o The Vons Companies, Inc.
                     300 North Lake Avenue
                     Suite 925
                     Pasadena, CA  91101
                     Telecopy: (818) 304-2873

     the Company:    Chief Executive Officer
                     The Grand Union Company
                     201 Willowbrook Boulevard
                     Wayne, NJ  07470-0966
                     Attention:  Joseph J. McCaig
                     Telecopy:  (201) 890-6012

     with a copy to: Counsel General
                     The Grand Union Company
                     201 Willowbrook Boulevard
                     Wayne, New Jersey  07470-0966
                     Attention:  John W. Schroeder, Esq.
                     Telecopy: (201) 890-6012

                     and

                     Fried, Frank, Harris, Shriver & Jacobson
                     350 South Grand Avenue
                     Los Angeles, California 90071
                     Attention:  David K. Robbins, Esq.
                     Telecopy:  (213) 473-2222

or to such other address or facsimile number as either party may, from time to time, designate in a written notice given in like manner.

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    12. Modification.  This Agreement may only be
modified by a written instrument duly executed by each party hereto.

     13. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. Any waiver of any provision of this Agreement must be in writing.

     14. Headings. The headings to the sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

     15. Separability. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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     IN WITNESS WHEREOF, the parties have duly executed
this Agreement as of the date first written above.

                            TREFOIL CAPITAL INVESTORS II, L.P.
                            By:  Trefoil Investors II, Inc.
                                 its general partner


                            By:  /s/ Geoffrey T. Moore
                            ------------------------------------
                            Name: Geoffrey T. Moore
                            Title: Managing Director


                            GE INVESTMENT PRIVATE PLACEMENT
                            PARTNERS II, A LIMITED PARTNERSHIP
                            By: GE Investment Management Incorporated


                            By:  /s/ Michael M. Pastore
                            --------------------------------------
                            Name: Michael M. Pastore
                            Title: Vice President



                            /s/ Roger Stangeland
                            --------------------------------------
                            Roger Stangeland



                            THE GRAND UNION COMPANY


                            By:  /s/ Joseph J. McCaig
                            --------------------------------------
                            Name: Joseph J. McCaig
                            Title: President and Chief Executive
                                   Officer


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